Your Vote Counts! Vote in Person at the Meeting* February 8, 2024 10:00 AM CT *Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Smartphone users Point your camera here and vote without entering a control number V1.1 For complete information and to vote, visit www.ProxyVote.com Control # TYSON FOODS, INC. 2024 Annual Meeting Vote by February 7, 2024 11:59 PM ET. For shares held in a Plan, vote by February 5, 2024 11:59 PM ET. 2200 WEST DON TYSON PARKWAY SPRINGDALE, AR 72762-6999 You invested in TYSON FOODS, INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on February 8, 2024. Get informed before you vote View the Notice and Proxy Statement and Form 10-K online OR you can receive a free paper or email copy of the material(s) by requesting prior to January 25, 2024. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. V27087-P01028 Tyson Foods, Inc. 2008 South Thompson Street Springdale, Arkansas 72764

THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters. Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Sign up for E-delivery”. Voting Items Board Recommends V27088-P01028 1. Election of Directors Nominees: 1a. John H. Tyson 1c. Mike Beebe 1b. Les R. Baledge 1d. Maria Claudia Borras 1e. David J. Bronczek 1f. Mikel A. Durham 1g. Donnie King 1h. Jonathan D. Mariner 1i. Kevin M. McNamara 1j. Cheryl S. Miller 1k. Kate B. Quinn 1l. Jeffrey K. Schomburger 1n. Noel White 2. To ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the fiscal year ending September 28, 2024. 3. Shareholder proposal regarding corporate climate lobbying. 4. Shareholder proposal regarding Tyson Foods’ labor practices. 5. Shareholder proposal regarding deforestation-free supply chains. 6. Shareholder proposal regarding a circular economy for packaging. NOTE: The undersigned also authorizes the named proxies to vote in their discretion upon such other business as may properly come before the Annual Meeting of Shareholders or any adjournments or postponements thereof. For For For For For For For For For For For For For For For 1m. Barbara A. Tyson Against Against Against Against